Exhibit 99.1

PRESS RELEASE
www.corescientific.com

Core Scientific Announces March Updates and CFO Transition

●	Self-Mined 1,143 Bitcoins in March

●	Now Holds 8,497 Bitcoins

AUSTIN, Texas, Apr. 5, 2022 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or “the Company”), a leader in high-performance, net carbon neutral blockchain infrastructure and software solutions, today announced production and operations updates for March 2022.

“In March we self-mined 1,143 bitcoins, not only representing our largest monthly bitcoin production to date, but also the largest monthly production by any U.S.-based, publicly traded bitcoin mining company,” said Mike Levitt, Core Scientific Chief Executive Officer. “The more than 3,000 bitcoins we have mined in 2022 put us on a record pace for yearly bitcoin mining results and for continued shareholder value creation.”

The Company also announced that Denise Sterling, Senior Vice President of Finance, has been appointed to the role of Chief Financial Officer and will be moving to the Austin, TX headquarters later this year. Former CFO Michael Trzupek will leave the company to pursue new opportunities after a transition period.

Self-Mining

Core Scientific’s self-mining operations produced 1,143 bitcoins in March, averaging 36.9 bitcoins per day, an increase from February’s daily average of 35. As of March 31, 2022, the Company held 8,497 bitcoins produced from operations.

As of March month end, Core Scientific operated its own fleet of more than 80,000 bitcoin miners, producing 8.3 EH/s. Core Scientific will begin posting daily bitcoin self-mining production on its corporate website (http://www.corescientific.com) the week of April 11.

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Core Scientific Prelim FY21 Results/Feb Update - 2

Hosting

In addition to its self-mining fleet, as of March 31, 2022, Core Scientific provided infrastructure, technology and operating support for a growing, diverse group of customers representing 7.9 EH/s. Company management highlighted continued strong demand exceeding the available supply of its infrastructure and hosting services on its March 29, 2022 earnings conference call.

Infrastructure

Core Scientific’s 100 MW Grand Forks, ND data center, placed into service in November 2021, reached full operating capacity in March. Other data centers owned and operated by the Company in Georgia, Kentucky, North Carolina and Texas continued to operate as expected.

Grid Support

In the month of March, the Company was not asked to power-down operations to support local electrical grids. As the Company has demonstrated in prior months, it will continue to work with the communities and utility companies in which it operates to enable and ensure electrical grid stability.

CFO Transition

Denise Sterling joined Core Scientific in May 2021, built and led the Company’s Financial Planning and Analysis function and developed financial processes and procedures supporting the Company’s entry into the public equity markets. Mrs. Sterling’s role recently expanded to include providing analytical support to the Company’s Board of Directors. Prior to joining Core Scientific, Mrs. Sterling served as Senior Vice President of Finance and FP&A for Oportun, a Nasdaq-listed financial services company, in addition to her 23 years at Visa, Inc., where she served as Senior Vice President, Risk Management, Visa Europe Account Executive, Head of Finance Business Partners and Global Head of Planning and Reporting.

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Core Scientific Prelim FY21 Results/Feb Update - 3

Upcoming Conferences

The Company’s founders and co-Chairmen, Mike Levitt and Darin Feinstein, will both be speaking this week at the Bitcoin 2022 conference, one of the largest bitcoin events in the world with projected attendance of 25,000 people. Conference attendees can visit Core Scientific at booth number 972 on the floor the Miami Convention Center.

ABOUT CORE SCIENTIFIC

Core Scientific is one of the largest publicly traded, net carbon-neutral blockchain infrastructure providers and miners of digital assets in North America. Core Scientific has operated blockchain infrastructure in North America since 2017, using its facilities and intellectual property portfolio that has grown to more than 70 patents or applications for digital asset hosted mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas, and expects to commence operations in Oklahoma in the second half of 2022. Core Scientific’s proprietary Minder® fleet management software combines the Company’s hosting expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com.

As of September 30, 2021, over 50% of the power used in Core Scientific’s operation was generated from non-carbon emitting sources by local power providers pursuant to long-term power contracts. The Company determines whether power is generated from non-emitting energy sources from dispatch reports or grid generation mix reports provided by the Company’s power providers. Based on these reports Core Scientific purchased Green-e certified renewable energy credits (“RECs”) to offset 100% of the carbon produced as a result of its contracted power. The Company expects to maintain its net carbon neutrality by increasing its overall use of renewable power and by purchasing RECs when necessary.

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Core Scientific Prelim FY21 Results/Feb Update - 4

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES

This press release includes “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, those related to the Company’s ability to scale and grow its business, source clean and renewable energy, the advantages and expected growth of the Company, future estimates of revenue, net income and adjusted EBITDA, future estimates of computing capacity and operating capacity, future demand for hosting capacity, future estimate of hashrate (including mix of self-mining and hosting) and operating gigawatts, future projects in construction or negotiation and future expectations of operation location, orders for miners and critical infrastructure, future estimates of self-mining capacity, the public float of the Company’s shares, future infrastructure additions and their operational capacity, and operating capacity and site features of the Company’s operations center in Denton, Texas. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Core Scientific Prelim FY21 Results/Feb Update - 5

Year over year comparisons are based on the combined results of Core Scientific and its acquired entities.

Core Scientific provides this and any future similar unaudited updates to provide shareholders with visibility into the Company’s results and progress toward previously announced capacity and operational projections.

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CONTACTS

Investors:

Steven Gitlin

ir@corescientific.com

Media:

press@corescientific.com

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